                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                         BIOSOURCE INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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
                          BIOSOURCE INTERNATIONAL, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held June 27, 1997


TO THE STOCKHOLDERS OF
BIOSOURCE INTERNATIONAL, INC.:

         You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of BioSource International, Inc. (the "Company"), which will be held at the Warner Center Marriott Hotel, 21850 Oxnard Street, Woodland Hills, CA 91367, on Friday, June 27, 1997, at 10:00 a.m. Pacific time, to consider and act upon the following matters:

         1.       The election of directors;

         2. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the year ending December 31, 1997; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournments of the Annual Meeting.

         Only holders of record of Common Stock of the Company at the close of business on April 28, 1997 will be entitled to notice of and to vote at the Annual Meeting and any adjournments of the Annual Meeting.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                      By Order of the Board of Directors

                                      /s/ JAMES H. CHAMBERLAIN

                                      James H. Chamberlain
                                      Chairman of the Board,
                                      President and Chief Executive Officer

820 Flynn Road
Camarillo, California 93012
(805) 987-0086
May 9, 1997

                          BIOSOURCE INTERNATIONAL, INC.

                                -----------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 27, 1997

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BioSource International, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the Warner Center Marriott Hotel, 21850 Oxnard Street, Woodland Hills, CA 91367, on Friday, June 27, 1997, at 10:00 a.m. Pacific time. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement.

         All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed. A stockholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

         The close of business on April 28, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments of the Annual Meeting. As of the record date, the Company had outstanding 8,354,473 shares of common stock, par value $0.001 per share (the "Common Stock"), the only outstanding voting security of the Company. As of the record date, the Company had approximately 675 stockholders of record. A stockholder is entitled to cast one vote for each share held on the record date on all matters to be considered at the Annual Meeting.

         With respect to the required vote on any particular matter, abstentions will be treated as shares present and entitled to vote on the subject matter. Thus, abstentions will be counted as "no" votes. Votes withheld by nominee recordholders who did not receive specific instructions from the beneficial owners of shares will not be treated as votes cast or as shares present or represented and will reduce the absolute number (although not the percentage) of affirmative votes needed for approval.

         The Company's principal executive offices are located 820 Flynn Road, Camarillo, California 93012. This Proxy Statement and the accompanying Proxy were mailed to stockholders on or about May 9, 1997.


                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS


         Pursuant to the Company's Bylaws, the Board of Directors has fixed the number of directors at five. Each of the five nominees listed below are to be elected for a one year term at the Annual Meeting. At the 1997 Annual Meeting, each director will be elected for a term expiring at the 1998 annual meeting.

INFORMATION WITH RESPECT TO EACH NOMINEE AND THE EXECUTIVE OFFICERS.

         The following table sets forth certain information with respect to each nominee and executive officer of the Company as of May 2, 1997.

         NAME                        AGE          POSITION
         ----                        ---          --------
         James H. Chamberlain        49     Chairman of the Board,
                                            President, Chief Executive Officer,
                                            Director and Director Nominee

         Leonard M. Hendrickson      49     Director and Director Nominee

         John R. Overturf, Jr.       36     Director and Director Nominee

         David J. Moffa, Ph.D.       54     Director and Director Nominee

         Robert D. Weist             57     Director and Director Nominee

         Anna Anderson               41     Chief Financial Officer, Executive
                                            Vice President - Finance

         Gus Davis                   49     Chief Operating Officer, Executive
                                            Vice President Sales and Marketing

         Brief statements setting forth the principal occupation and employment during the past five years, the year in which first elected as director and other information concerning each nominee appear below.

         JAMES H. CHAMBERLAIN has served as Director, President and Chief Executive Officer of the Company and its predecessor, BioSource Industries, Inc., since it was founded in October 1989, and was elected as its Chairman of the Board in November 1993. Previously, Mr. Chamberlain was Manager for Business Development for Amgen, Inc., where he started and managed the Amgen Biologicals Division. Mr. Chamberlain has held various executive positions with Browning Ferris Industries and Amersham Corporation, a biomedical company, and was a research biochemist for Wm. H. Rorer Pharmaceutical, a major pharmaceutical company. He received his Bachelor of Arts degree from West Virginia University, and studied biochemistry at the University of Pittsburgh.

         LEONARD M. HENDRICKSON has been a Director of the Company since October 1993. Mr. Hendrickson is the President of Isotope Products Laboratories, a privately held company, a position he has held since February 1992. From February 1990 to January 1992, Mr. Hendrickson served as the principal consultant for Microchemics, a marketing and business development consulting firm which he founded. Prior to that time, Mr. Hendrickson served as the Director of Marketing for Scicor, a diagnostics laboratory in Indianapolis, and held various executive positions with Amersham Corporation. Mr. Hendrickson has also held positions with Marion Laboratories, a pharmaceutical company, and Standard Oil Company. Mr. Hendrickson holds a Bachelor of Science degree from the University of Pennsylvania and a Masters in Business Administration from American University in Washington D.C.

         DAVID J. MOFFA, PH.D., has been a Director of the Company since April 1995. Dr. Moffa serves: as the Regional Director and as special projects director for Lab Corporation of America, Inc. (Fairmont, WV), positions he has held since 1982 and 1984, respectively; as Director of Medical Arts Lab/RBL, a position he has held since 1985; and as Director of Lab Corporation of America, Inc. (Altoona, PA), a position he has held since 1990.

Dr. Moffa also serves as an advisor and consultant to various diagnostic, scientific and health care facilities, and is an owner and developer of GM Realty and Moffa Properties. Prior to serving in his current positions, Dr. Moffa has served as a Director and General Manager of BioMedical Reference and Roche BioMedical Labs, as President, Chief Executive Officer and a Director of BioPreps Laboratories, Inc., as Assistant Professor of Medical Biochemistry and Director of Dental Biochemistry Programs at the West Virginia University School of Medicine, as NIH Post Doctoral Fellow and Instructor in Medical Biochemistry as well as a Graduate Research Assistant at the West Virginia University School of Medicine. Dr. Moffa also serves on a number of committees and boards of directors of various privately held companies and governmental offices. Dr. Moffa has completed a post doctoral fellowship in Clinical Biochemistry at the West Virginia University National Institutes of Health, holds a Ph.D in Medical Biochemistry from the West Virginia University School of Medicine, a Masters of Science degree in Biochemistry from West Virginia University and a Bachelor of Arts degree in Pre-Medicine from West Virginia University.

         JOHN R. OVERTURF, JR. has been a Director of the Company since September 1993. Mr. Overturf serves: as the President of R.O.I., Inc., a private investment company, a position he has held since July 1993; and as President of the Combined Penny Stock Fund, Inc., a closed-end stock market fund, a position he has held since September 1996. From September 1993 until September 1996, Mr. Overturf served as Vice President of The Rockies Fund, Inc., a closed-end stock market fund. From June 1984 until February 1992, Mr. Overturf served as Vice President of Colorado National Bank. Mr. Overturf holds a Bachelor of Science degree in Finance from the University of Northern Colorado. ROBERT D. WIEST has been a director of the Company since April 1996. Mr. Wiest has been President of Weist Associates (a management consulting firm) since April 1992. From January 1986 through April 1992, Mr. Weist was a consultant to and Senior Vice President, Administration, General Counsel and Secretary of Amgen, Inc., having served as Vice President, General Counsel and Secretary from March 1982 through January 1986. Mr. Weist holds a Juris Doctor degree from New York University and a Masters in Business Administration from the University of Chicago.

         ANNA ANDERSON became Executive Vice President - Finance and Chief Financial Officer of the Company in 1994, and has served as Corporate Controller and Chief Accounting Officer of the Company and its predecessor, BioSource Industries, Inc., since June 1991. From January 1984 to May 1991, Ms. Anderson was the Tax and Accounting Manager for El Camino Management Company, a private investment company. From 1978 to 1984, Ms. Anderson was employed as tax and audit staff with Mulford and Tignino Accountancy Corporation, Brickman & Brickman, Certified Public Accountants, and Temkin, Zisken, Kahn and Matzner, Certified Public Accountants. Ms. Anderson is a Certified Public Accountant and holds a Bachelor of Science degree in Business Administration from California State University, Northridge.

         GUS DAVIS became Executive Vice President - Sales and Marketing and Chief Operating Officer of the Company in June 1995. From February 1994 until June 1995, Mr. Davis served as Vice President of Sales and Marketing of the Company. Prior to that time, since February 1993, Mr. Davis was employed as Vice President of Sales and Marketing at Genosis BioTechnology, a company engaged in the manufacture of oligonucleotides. From January 1983 to January 1993, Mr. Davis was employed as the Midwestern Area Manager for Pharmacia BioTechnology, a company involved in the sale of reagents and capital equipment used to purify samples. Mr. Davis received his Bachelor of Science and Masters degree in Biology and Chemistry from Sam Houston State University.

         During the year ended December 31, 1996, the Board of Directors met 4 times. Each director attended in excess of 75% of all meetings of the Board of Directors held during the year.

         The Board of Directors has established an Audit Committee of the Board of Directors which directly oversees the work of the Company's auditors with respect to financial and accounting matters. The Board of Directors also has established a Compensation Committee to review and make recommendations with respect to compensation of executive officers and key employees. Messrs. Hendrickson and Moffa currently comprise the Compensation Committee and Messrs. Overturf and Wiest currently comprise the Audit Committee.

VOTE REQUIRED TO APPROVE PROPOSAL NO. 1

         The affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote will be required to elect each of the nominees for director.

RECOMMENDATION OF THE BOARD

         The Board of Directors unanimously recommends a vote FOR the election of the nominees listed above.


                                 PROPOSAL NO. 2

                           RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

         The principal independent public accounting firm utilized by the Company during the years ended December 31, 1994, 1995, and 1996 was KPMG Peat Marwick LLP, independent certified public accountants (the "Auditors"). It is presently contemplated that the Auditors will be retained as the principal accounting firm to be utilized by the Company throughout the year ending December 31, 1997. The Company anticipates that a representative of the Auditors will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, a representative of the Auditors will be afforded an opportunity to make a statement if the Auditors so desire.

VOTE REQUIRED TO APPROVE PROPOSAL NO. 2

         Ratification of the appointment of the Auditors requires the affirmative vote of a majority of the outstanding shares of Common Stock present at the Annual Meeting in person or by proxy.

RECOMMENDATION OF THE BOARD

         The Board of Directors unanimously approved the adoption of Proposal No. 2. The Board of Directors unanimously recommends a vote FOR Proposal No. 2 ratifying the appointment of KPMG Peat Marwick LLP as the Company's independent auditors.

                                   MANAGEMENT

EXECUTIVE COMPENSATION

         The following table sets forth both cash and noncash compensation paid or accrued by the Company during 1994, 1995 and 1996 with respect to James H. Chamberlain, Chief Executive Officer and President of the Company, the only executive officer whose salary and bonus exceeded $100,000 during 1996, Gus Davis, Chief Operating Officer and Executive Vice President and Anna Anderson, Chief Financial Officer and Executive Vice President (together, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                            ANNUAL COMPENSATION         LONG TERM COMPENSATION
                                                          -----------------------   ------------------------------
                                                YEAR                                 NUMBER OF
                                                ENDED                                SECURITIES
                                              DECEMBER                              UNDERLYING       ALL OTHER
        NAME AND PRINCIPAL POSITION              31,        SALARY       BONUS        OPTIONS      COMPENSATION
-------------------------------------------  -----------  ----------   ----------   -----------  -----------------
James H. Chamberlain.......................     1996      $144,000       $113,072       137,500      $8,612(1)
         Chairman of the Board                  1995       129,000         15,000       100,000         720(2)
         Chief Executive Officer and President  1994       110,000         47,518            --         720(2)

Gus Davis..................................     1996       $95,000        $20,000            --      $3,600(3)
         Chief Operating Officer                1995        81,000         13,000        55,000       3,600(3)
         and Executive Vice President           1994        61,000             --        10,000       3,330(3)

Anna Anderson..............................     1996       $95,000        $18,000            --          --
         Chief Financial Officer                1995        80,000          9,000        25,000          --
         and Executive Vice President           1994        69,000             --            --          --

----------

(1) Consists of $7,222 for an auto lease paid by the Company and $1,390 for country club membership dues paid by the Company.

(2)   Consists of country club membership dues paid by the Company.

(3)   Consists of a car allowance paid by the Company.

STOCK OPTION GRANTS

         The following table sets forth information regarding stock options granted in 1996 to the Named Executive Officers.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                        INDIVIDUAL GRANTS
                                             -----------------------------------------------------------------------
                                                NUMBER OF         PERCENT OF
                                               SECURITIES       TOTAL OPTIONS
                                               UNDERLYING         GRANTED TO        EXERCISE OF
                                                 OPTIONS         EMPLOYEES IN       BASE PRICE
                   NAME                        GRANTED(1)       FISCAL YEAR(2)      ($/SH.)(3)       EXPIRATION DATE
-------------------------------------------  ---------------    --------------    ---------------    ---------------
James H. Chamberlain.......................      137,500            26.65%             $5.25             1/01/06
         Chairman of the Board, Chief
         Executive Officer and President

Gus Davis..................................        --                 --                --                 --
         Chief Operating Officer and Executive
         Vice President

Anna Anderson..............................        --                 --                --                 --
         Chief Financial Officer
         and Executive Vice President

----------

(1)   Options granted in 1996 vest over a four year period.
      The options were granted for a term of ten years.

(2) Options covering an aggregate of 516,000 shares were granted to employees of the Company and its subsidiary during the year ended December 31, 1996.

(3) The exercise price and the tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

STOCK OPTIONS

         The following table summarizes information with respect to the number of shares of Common Stock underlying stock options held by the Named Executive Officers at December 31, 1996 and the value of unexercised options at December 31, 1996 based upon the closing price of the Common Stock on the Nasdaq Small Cap Market on December 31, 1996 ($6,875 per share) less the exercise price thereof.


                        AGGREGATED YEAR-END OPTION VALUES

                                                                                        NUMBER OF
                                                                                        SECURITIES          VALUE OF
                                                                                        UNDERLYING        UNEXERCISED
                                                                                       UNEXERCISED        IN-THE-MONEY
                                                                                        OPTIONS AT         OPTIONS AT
                                                                                       DECEMBER 31,       DECEMBER 31,
                                                           SHARES                          1996               1996
                                                           ACQUIRED      VALUE         EXERCISABLE/       EXERCISABLE/
                         NAME                              ON EXERCISE   REALIZED     UNEXERCISABLE      UNEXERCISABLE
------------------------------------------------------     ----------    --------     --------------     --------------
James H. Chamberlain..................................     12,500(1)     $114,750       200,000 /         $1,040,625 /
      Chairman of the Board, Chief Executive Officer and                                 137,500            $257,812
      President

Gus Davis.............................................     __            __              47,187 /          $260,045 /
      Chief Operating Officer and Executive Vice President                                17,813            $100,423

Anna Anderson.........................................     12,500        $110,063        67,707 /          $359,498 /
      Chief Financial Officer and Executive Vice President                                7,293             $37,376

----------

(1) Since December 31, 1996, an option to purchase 137,500 shares of Common Stock was granted at an exercise price of $5.25 per share to Mr. Chamberlain.

PRIOR PERFORMANCE OF COMPANY COMMON SHARES

         The following chart presents for the five year period commencing on December 31, 1991 and ending on December 31, 1996, the yearly percentage change in the Company's cumulative total return on its Common Stock with the cumulative total return for the same period, assuming reinvestment of dividends, of the NASDAQ Stock Market Index (US) (January 1, 1991 = $100) and the Hambrecht & Quist Biotechnology index (January 1, 1991 = $100). "Cumulative total return" of the Company's Common Stock is measured by dividing (i) the difference between the Company's share price at the end and beginning of the measurement period, with share prices adjusted for stock splits and stock dividends effected during the period. The information contained in the performance graph shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing. The stock price performance on the following graph is not necessarily indicative of future stock price performance.


                              [PERFORMANCE GRAPH]

                           12/91     12/92     12/93     12/94     12/95     12/96
Biosource Intl              100       312       335       202       834       1,008
NASDAQ Stock Market (U.S.)  100       116       134       131       185         227
H & Q Biotechnology         100        89        77        73       124         114

REPORT OF COMPENSATION COMMITTEE

         The Report of the Compensation Committee, which discusses certain matters relating to the compensation of the executive officers of the Company, is attached to this Proxy Statement as Appendix A.


DIRECTOR COMPENSATION

         Directors are elected annually to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Nonemployee directors of the Company currently are paid $1,000 for each Board meeting attended, and $1,000 per year for serving on a Board Committee. The Company pays all out-of-pocket fees of attendance. In addition, non-employee directors have received an annual grant of 10,000 non-statutory stock options under the Company's 1993 Stock Incentive Plan, exercisable at the fair market value of the Company's Common Stock on the date of grant, and which fully vest on the date of grant. Pursuant to an amendment to the 1993 Plan adopted by the Company's Board of Directors on April 5, 1996, after 1996, such annual grants will be reduced to 4,000 non-statutory options.

STOCK INCENTIVE PLAN

         In addition to the 1993 Stock Incentive Plan (the "1993 Plan"), the Company has in effect the stock option plan of the Company's predecessor, the BioSource Industries, Inc. 1992 Stock Incentive Plan (the "Predecessor Plan"), and has granted non-statutory and incentive stock options outside of the 1993 Plan and the Predecessor Plan to purchase an aggregate of 402,500 shares of the Company's Common Stock. The Predecessor Plan, which was adopted by the Company's predecessor's Board of Directors and stockholders, provides for the issuance of options to employees, officers and, under certain circumstances, directors of the Company. The Board of Directors has suspended all issuances under the Predecessor Plan; consequently, there are no shares available for issuance pursuant to the Predecessor Plan.

         The 1993 Plan provides for the issuance of options and stock purchase rights (together, "Rights") to employees, officers and, under certain circumstances, directors of the Company. Options granted under the 1993 Plan may be either Incentive Stock Options or Non-Qualified Stock Options. The 1993 Plan imposes no limit on the number of officers and other key employees to whom awards may be made. At April 1, 1997, approximately 70 persons were eligible to receive Rights under the 1993 Plan. An aggregate of 1,500,000 shares of the Company's Common Stock are reserved for issuance under the 1993 Plan. Effective July 1, 1996, the Company adopted an amendment to the 1993 Plan increasing the number of shares of Common Stock reserved for issuance thereunder from 750,000 shares to 1,500,000 shares. At April 1, 1997, no options were outstanding under the Predecessor Plan, 74,423 shares had been issued upon exercise of options granted under the Predecessor Plan, 1,001,437 options were outstanding under the 1993 Plan, 97,998 shares had been issued upon exercise of options granted under the 1993 Plan and 402,500 options were outstanding outside of the 1993 Plan and the Predecessor Plan.

EMPLOYMENT AGREEMENT

         Effective as of January 2, 1996, James Chamberlain entered into an employment agreement with the Company which superseded Mr. Chamberlain's existing Employment Agreement dated January 31, 1995. The term of the Employment Agreement is three years. Pursuant to the terms of the Employment Agreement, Mr. Chamberlain is to be paid an annual salary of $154,000 and $164,000 for each of 1997 and 1998, respectively, an annual bonus determined on the basis of the Company's existing management incentive plan which is limited to $85,000 and $100,000 for each of 1997 and 1998, respectively, and is to receive certain additional benefits.

         In the event there is a "change of control" of the Company, Mr. Chamberlain may terminate his employment agreement, in which case, the Company is obligated to continue to pay Mr. Chamberlain his then-current base salary for a period of 12 months following the effective date of such termination. A "change of control" includes (i) the acquisition by any person or entity of shares of capital stock of the Company entitled to exercise 35% or more of the total voting power of the Company, (ii) the execution by the Company of an agreement to sell or otherwise transfer all or substantially all of its assets or the execution by the Company of an agreement to merge, consolidate or reorganize with any other corporation or entity, which results in less than 75% of the total voting power represented by the capital stock or other equity interests of the corporation or entity to which the Company's assets are sold or transferred or surviving such merger, consolidation or reorganization being held by the persons and entities who were holders of common stock of the Company on January 1, 1996, (iii) the issuance by the Company, otherwise than on a pro rata basis, of additional shares of capital stock representing (after giving effect to such issuance) more than 35% of the total voting power of the Company, or (iv) if the persons who were the directors of the Company as of January 1, 1996 cease to comprise a majority of the Board of Directors of the Company.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of March 31, 1997. Additionally, the table below sets forth beneficial ownership regarding (i) each person (including any group) known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director of the Company, and (iv) all directors and executive officers of the Company as a group. Except as may be indicated in the footnotes to the table, each of such persons has sole voting and investment power with respect to all shares owned, subject to applicable community property laws. The address of each person listed is in care of the Company, 820 Flynn Road, Camarillo, California 93012.

                                                 NUMBER OF            PERCENTAGE
           NAME AND ADDRESS                      SHARES(1)             OF CLASS
--------------------------------------       ----------------        -------------
James H. Chamberlain                               764,185(2)            8.86%
Leonard M. Hendrickson                              45,000(3)              *
John R. Overturf, Jr.                               34,000(4)              *
David J. Moffa, Ph.D.                               30,800(5)              *
Robert D. Weist                                     24,000(6)              *

Directors and executive officers as              1,037,351(7)           11.71%
  a group (6 persons)

----------
*  Less than one percent.

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Unless otherwise indicated, the persons named in this table have sole voting and sole investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

(2) Includes (i) 274,479 shares of Common Stock reserved for issuance upon exercise of stock options which are currently exercisable; (ii) 486,156 shares of Common Stock held in the Chamberlain Family Trust for which Mr. Chamberlain serves as trustee; (iii) 3,200 shares of Common Stock held in Mr. Chamberlain's IRA Account; and (iv) 350 shares of Common Stock held in the name of Mr. Chamberlain's spouse.

(3) Includes (i) 34,000 shares of Common Stock reserved for issuance upon exercise of stock options which are currently exercisable; (ii) 4,000 shares of Common Stock held of record by two of Mr. Hendrickson's minor children; and (iii) 7,000 shares of Common Stock held in the Microchemics Simplified Employee Pension Plan.

(4) Includes 32,000 shares of Common Stock reserved for issuance upon exercise of stock options which are currently exercisable.

(5) Includes (i) 26,500 shares of Common Stock reserved for issuance upon exercise of stock options which are currently exercisable; and
         (ii) 2,000 shares of Common Stock held jointly with, or solely by, Dr. Moffa's spouse.

(6) Includes 24,000 shares of Common Stock reserved for issuance upon exercise of stock options which are currently exercisable.

(7) Includes 503,185 shares of Common Stock reserved for issuance upon exercise of stock options which are currently exercisable.

                            SECTION 16(A) COMPLIANCE

         Based solely on its review of copies of reports filed by reporting persons of the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or written representations from certain reporting persons that no Form 5 filing was required for such person, the Company believes that all filings required to be made by reporting persons of the Company were timely made in accordance with the requirements of the Exchange Act, except that a Form 5, Annual Statement of Beneficial Ownership, was filed by each of Mr. Chamberlain and Ms.
Anderson in May 1997 which, in each case, was due on February 15, 1997.


                                    AUDITORS

         KPMG Peat Marwick LLP, independent certified public accountants, was selected by the Board of Directors to serve as independent auditors of the Company for the year ending December 31, 1997. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting.

         The Company engaged KPMG Peat Marwick LLP as its independent auditors after dismissing Coopers & Lybrand in August 1994. In connection with its audits and during the interim period preceding such dismissal, there were no disagreements between the Company and Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, no report issued by Coopers & Lybrand with respect to the Company's financial statements contains any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was made by management of the Company.


                            PROPOSALS OF STOCKHOLDERS

         A proper proposal submitted by a stockholder for presentation at the Company's 1998 annual meeting of stockholders and received at the Company's executive offices no later than January 3, 1998, will be included in the Company's proxy statement and form of proxy relating to the 1998 annual meeting of stockholders.


                                  OTHER MATTERS

         The Board of Directors is not aware of any matter to be acted upon at the Annual Meeting other than described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying proxy will be voted in favor of the proposals described in this Proxy Statement. If any other matter properly comes before the meeting, however, the proxy holders will vote thereon in accordance with their best judgment.


                                    EXPENSES

         The entire cost of soliciting proxies will be borne by the Company. Solicitation may be made by mail. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward soliciting material to the beneficial owners of the Company's Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.


                          ANNUAL REPORT TO STOCKHOLDERS

         The Company's Annual Report for the year ended December 31, 1996 is being mailed to stockholders along with this Proxy Statement. The Annual Report is not to be considered part of the soliciting material.

                               REPORT ON FORM 10-K

         THE COMPANY UNDERTAKES, UPON WRITTEN REQUEST, TO PROVIDE, WITHOUT CHARGE, EACH PERSON FROM WHOM THE ACCOMPANYING PROXY IS SOLICITED WITH A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, BUT EXCLUDING EXHIBITS THERETO. REQUESTS SHOULD BE ADDRESSED TO BIOSOURCE INTERNATIONAL, INC., 820 FLYNN ROAD, CAMARILLO, CALIFORNIA 93012, ATTENTION: CHIEF EXECUTIVE OFFICER.

                                                                    APPENDIX A

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

         The following report of the Compensation Committee of the Board of Directors shall not be deemed to be incorporated by reference into any previous filing by the Company under either the Securities Act of 1933 ("Securities Act") or the Securities Exchange Act of 1934 ("Exchange Act") that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

To the Board of Directors:

OVERVIEW OF EXECUTIVE COMPENSATION

         The goal of the BioSource executive compensation program is to attract and retain talented biotechnology and life sciences industry executives that are necessary for the Company to maximize returns to stockholders.

         There are three elements to the BioSource executive compensation program designed to achieve those goals.

         o Base salary levels appropriate for the stage of development of BioSource.

         o Equity participation through the BioSource stock option program that will reward individuals when share prices increase. Individuals are given grants that reflect their relative impact on Company performance.

         o Incentive compensation that rewards individual performance when corporate goals are met.

         Total executive compensation from salary and incentives are within a competitive range for executives in the biotechnology and life sciences industries, when compared to companies of similar size and stage of development. Competitive compensation ranges are based on information derived at the beginning of 1996 from the RADFORD survey of compensation levels in this industry and additional companies chosen because of their comparable nature in the biotechnology field.

         Because most executives' compensation ranked in the bottom fifth in these surveys, an important element in the compensation package is stock options. The board supports the wide use of this incentive within BioSource. While widely used, the total number of options outstanding is not expected to result in undue dilution of stockholders' equity. The total amount of shares in the BioSource stock option pool is approximately 22% of total shares outstanding. This compares to the average of 17.5% of shares outstanding for biotechnology companies in the RADFORD survey with 100-300 employees.

         The Board has believed and continues to believe that a factor to be considered when comparing these compensation parameters is that the employees of BioSource believe in the long term growth of the Company. The management team believes that attainment of future growth is less speculative for BioSource than some of the peer group companies used in the compensation surveys. This will be reflected in the future value of stock options that will outweigh the relatively low compensation rankings attained by the management group in these surveys.

DISCUSSION OF CHIEF EXECUTIVE OFFICER COMPENSATION

         In addition to the RADFORD survey, an additional comparison was performed in 1996 against 12 other small public biomedical companies.

         In the RADFORD survey, the base salary paid to the CEO was the lowest in a group of 83 reporting companies with 51-149 employees. The compensation of the CEO was also compared to a group of 12 other small public biomedical companies. In this group of 13, the CEO ranked 10th of the 13 companies, just above the bottom 25th percentile.

         The incentive cash compensation paid to the CEO was well below the average of 26% in the RADFORD survey, and total cash compensation remained in the bottom 10% of reporting companies. The bonus was less than that to which the CEO was entitled under his employment agreement based on the Company's increase in operating income. The CEO voluntarily agreed to reduce the bonus to which he was entitled due to the cash position of the Company. The Company attempted to offset this reduction in bonus by granting an option to the CEO for 137,500 shares at the then-current market price of $5.25 per share.

         The Board expects the Company to continue to maintain executive salaries consistent with the revenue levels of the Company, profitability and a policy of overall cost control. It is also recognized that the Chief Executive Officer, as founder and largest stockholder of the Company, may share proportionately in its growth and development through his equity holdings.

         However, it is not the intention of the Board to maintain indefinitely the executive compensation levels within BioSource at a low level compared to other companies in the biotechnology and life sciences fields. As the Company continues to progress, it is planned that salary and incentive compensation for the CEO will trend toward the middle of this group.

DISCUSSION OF SENIOR EXECUTIVE COMPENSATION

         The average salary of the executives reporting to the CEO also ranks low among comparable companies. The Board believes this is reflective of both the early stage of the Company's development and the relative time in position for these executives as a group. Because of the relative pay, stock options have been used widely as a compensation tool within this group. As with the Chief Executive Officer, the achievement of improved earnings will be reflected in compensation trending toward the mid-range of compensation for comparable companies.

         Each senior executive of the Company, including the CEO, has personal achievement goals to which incentive compensation is tied. To receive incentive compensation, corporate goals must also be attained.



                              Compensation Committee of the Board of Directors:


                                           Leonard M. Hendrickson
                                           David J. Moffa, Ph.D.

                         BIOSOURCE INTERNATIONAL, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

    The undersigned, a Stockholder of BIOSOURCE INTERNATIONAL, INC., a Delaware corporation (the "Company"), hereby nominates, constitutes and appoints James H. Chamberlain and Anna Anderson, and each of them, the proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on June 27, 1997, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote, as follows:

A VOTE FOR ALL PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

PROPOSAL 1.  TO ELECT THE BOARD OF DIRECTORS' FIVE NOMINEES AS DIRECTORS.

                  James H. Chamberlain                   David S. Moffa, Ph.D.             John R. Overturf, Jr.
                  Leonard M. Hendrickson                 Robert D. Weist

[ ] FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below)
[ ] AGAINST    [ ] WITHHELD

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below:)

--------------------------------------------------------------------------------

The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.

PROPOSAL 2. TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK, LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1997.
             [ ] FOR            [ ] AGAINST            [ ] WITHHELD

    The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

    THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

    The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated May 9, 1997, relating to the Annual Meeting.

                                                       Dated:____________, 1997

                                                       Signature:_____________

                                                       Signature:_____________
                                                            Signature(s) of
                                                            Stockholder(s)
                                                       (See Instructions Below)

                                                       The Signature(s) hereon
                                                       should correspond exactly
                                                       with the name(s) of the
                                                       Stockholder(s) appearing
                                                       on the Share Certificate.
                                                       If stock is jointly held,
                                                       all joint owners should
                                                       sign. When signing as
                                                       attorney, executor,
                                                       administrator, trustee or
                                                       guardian, please give
                                                       full title as such. If
                                                       signer is a corporation,
                                                       please sign the full
                                                       corporation name, and
                                                       give title of signing
                                                       officer.

[ ] Please indicate by checking this box if you anticipate attending the Annual
                                    Meeting.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BIOSOURCE
                              INTERNATIONAL, INC.